Exhibit 10.10

FIRST AMENDMENT

TO

LEASE

This First Amendment to Lease (this “Amendment”) is made and entered into as of the 12 day of April, 2021, by and between GROW BITTERROOT, LLC, a Delaware limited liability company (“Landlord”) and BOUNTI BITTERROOT, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A. Landlord and Tenant entered into a certain lease (single tenant-gross) dated June 12, 2020 (the “Lease”) for approximately 28.52 acres of land in the City of Hamilton, Ravalli County, Montana, as more particularly described therein (the “Premises”).

B. The parties desire to amend the lease to extend the Term, on the terms and conditions set forth in this Amendment.

NOW THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Term of the Lease is hereby extended so that the Expiration Date shall be October 22, 2040.

2. For clarification, Basic Rent for the extended Term (after month 15) shall be as set forth in Paragraph 5 of the Basic Lease Provisions (2% annual increases).

3. Except as amended hereby, the Lease remains in full force and effect as originally written.

4. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Lease.

5. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronically generated and delivered (pdf format or DocuSign) signatures on this Amendment shall have the same force and effect as original (wet ink) signatures.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:	TENANT:

GROW BITTERROOT, LLC, a Delaware limited liability company	BOUTI BITTERROOT, LLC, a Delaware limited liability company

By:	/s/ Brian Bigej	By:	/s/ Dave Vosburg

Its:	President	Its:	Dave Vosburg, COO

2